Energy Services of America Corporation
                          ST Pipeline, Inc./C J Hughes
             Pro Forma Condensed Combined Consolidated Balance Sheet
                                at June 30, 2008
                                  (undaudited)

                                 Energy Services                                                      Pro Forma
                                   of America      ST       Pro Forma     CJ Hughes     Pro Forma     Redemption      Pro Forma
                                  Corporation    Pipeline   Adjustments  Construction   Adjustments   Adjustments      Combined
ASSETS
Cash                            $  253,327   $ 501,286   $ (501,286)(1)  $4,473,120 (1,768,257(5)   $7,282,291(10)  $10,090,481
                                                                                                      (150,000)(12)
Cash and Cash Equivalents
  in trust                      50,401,926              (16,299,615)(4)            (17,083,169)(7) (17,019,142)(10)          -
Cash held in trust from
  Underwriter                    1,032,000                                                          (1,032,000)(11)          -
Accounts Receivable, including
  retainage                              -               19,935,242                 18,495,916                      38,431,158
Costs and estimated earnings in
  excess of billings on
   uncompleted contracts                     2,623,840                               3,113,251                       5,737,091
Prepaid expenses and inventory     499,072     662,670     (231,885)(4)  2,601,414    (231,885)(7)                   3,299,386
                                ----------  ----------  -----------     ----------  -----------    -----------     -----------
Total Current Assets            52,186,325  23,723,038  (17,032,786)    28,683,701 (19,083,311)    (10,918,851)     57,558,116
Total fixed assets
 (net of accumulated
  depreciation                           -   5,672,193    4,649,257(3)   9,414,941   4,582,845(6)                   24,319,236

Goodwill and other intangibles           -           -    6,050,628(4)   1,957,982  25,678,083(7)                   33,686,693
Other Assets                                    77,516                         839                                      78,355
                               ----------- -----------  -----------    -----------  ----------    ------------    ------------
Total Assets                   $52,186,325 $29,472,747  $(6,332,901)   $40,057,463  11,177,617    $(10,918,851)   $115,642,400
                               =========== ===========  ===========    ===========  ==========    ============    ============
LIABILITIES AND STOCKHOLDERS' EQUITY

 Accounts payable                       -    $ 502,291                 $ 5,246,102                                 $ 5,748,393
 Accrued Expenses              $  109,611    1,651,974                   5,080,677                   6,842,262
  Lines of credit                       -    4,141,320                   5,700,000                   9,841,320
Current maturities of long
  term debt                             -      575,953   $1,000,000(4)   1,959,961                   3,535,914
Short term notes payable
  non-interest bearing                                   10,004,623(1)                       - (5)                  10,004,623

Billings in excess of costs and
  estimated earnings on
  uncompleted contracts                           -                         776,699                                    776,699
 Advances  from Stockholders      150,000         -                             -                    $(150,000)(12)          -
Due to Underwriter              1,032,000         -                                                 (1,032,000)(11)          -
                              -----------  -----------  -----------    -----------  ----------    ------------    ------------
Total current liablities        1,291,611    6,871,538   11,004,623     18,763,439            -     (1,182,000)     36,749,211

Deferred Taxes                                                                       1,833,138(6)    1,833,138
Long-term debt, less current
  maturities                                 3,263,685   2,000,000(4)    7,625,503                                  12,889,188
 Advances  from Stockholders
   long term                                                             6,013,000                   6,013,000
                              -----------  -----------  -----------    -----------  ----------    ------------   -------------
Total Liabilities               1,291,611   10,135,223   13,004,623     32,401,942   1,833,138      (1,182,000)     57,484,537
                              -----------  -----------  -----------    -----------  ----------    ------------   -------------
Common Stock subject to Possible
  redemption 1,719,140 shares at
  redemption value              10,281,642         -                                         -     (10,281,642)(8)           -

Commitments

Stockholders' Equity
  Preferred stock                        -         -                                                                         -
  Common Stock  Par Value              903      75,000     (75,000)(4)       5,000      (4,704)(7)           9(8)        1,208
  Additional  paid-in capital   38,426,068         -                     4,724,551   12,275,15(7)      544,782    (855,970,554)
  Retained Earnings              2,186,101  20,218,214 (10,505,909)(1)   3,272,071  (1,768,257)(5)                   2,186,101
                                                                 -                   2,749,707(6)
                                                          4,649,257(3)              (4,253,521)(7)
                                                        (14,361,562)(4)
 Less: cost of treasury stock           -     (955,690)     955,690(4)    (346,101)    346,101 (7)                          -
                               ----------- -----------  -----------    -----------  ----------    ------------   ------------
Total  Stockholders' Equity     40,613,072  19,337,524  (19,337,524)     7,655,521   9,344,479         544,791     58,157,863
                               ----------- -----------  -----------    -----------  ----------    ------------   ------------
Total Liabilities and
  Stockholders                 $52,186,325 $29,472,747  $(6,332,901)   $40,057,463  11,177,617    $(10,918,851)  $115,642,400
                               =========== ===========  ===========    ===========  ==========    ============   ============

                     Energy Services of America Corporation
                          ST Pipeline, Inc./C J Hughes
         Pro Forma Combined, Condensed, Consolidated Statement of Income
                         Nine months ended June 30, 2008
                                   (Unaudited)

                                     Energy Services                                           ST Pipeline                 CJ Hughes
                                     of America                   Pro Forma                     Pro Forma    Redemption    Pro Forma
                                     Corporation   ST Pipeline    Adjustments     C J Hughes    Adjustments  Adjustments   Combined


Contract Revenues                                 $ 64,359,881                $ 85,460,591          1                  $149,820,472
Cost of Revenues                                    45,355,545  $ 697,389(1)    76,044,002  $ 687,427(1)                122,784,362
                                     -----------  ------------- -----------    -----------  -----------   -----------  ------------
Gross Profit                                        19,004,336   (697,389)       9,416,589   (687,427)             -     27,036,110
General and administrative expenses   $ 237,574      1,349,480                   3,296,147                                4,883,201
                                                                                                                                  -
                                     -----------  ------------- -----------    -----------  -----------   -----------   -----------
Net income( loss) from operations
  before taxes                         (237,574)    17,654,856    (697,389)      6,120,442   (687,427)          -        22,152,908

Interest Income                       1,412,193         41,739    (450,554)(2)      80,672   (476,824)(2)   (358,861)       248,365
Interest Expense                                      (170,713)   (168,750)(3)    (905,823)                              (1,245,286)
Other Income (Expense)                                 148,115                      62,126                                  210,241
                                     -----------  -------------  -----------   -----------  ----------    -----------   -----------
Net Income before tax                 1,174,619     17,673,997  (1,316,693)      5,357,417 (1,164,251)      (358,861)    21,366,228
Income taxes                            457,000              -   6,542,922(4)      102,415  1,701,607(4)    (107,658)     8,696,286
                                     -----------  -------------  -----------   -----------  ----------    -----------   -----------
Income (loss) before variable
  interest entity                       717,619     17,673,997  (7,859,615)      5,255,002 (2,865,858)      (251,203)    12,669,942

Income(loss) attributable to variable
  interest entity                                                                  (15,818)                                 (15,818)
                                     -----------  ------------- -----------    -----------  -----------    -----------  -----------
Net Income                            $ 717,619   $ 17,673,997  $(7,859,615)   $ 5,239,184  $(2,865,858)    $(251,203)  $12,654,124
                                     ===========  ============= ===========    ===========  ===========    ===========  ===========


Weighted average shares outstanding
  - basic                            10,750,000                                               2,964,763    (1,622,456)   12,092,307
                                     -----------                                            -----------                  ----------

Weighted average shares-  diluted    13,160,643                                               2,964,763    (1,622,456)   14,502,950
                                     ===========                                            -----------                  ----------

 Net income per share- basic         $     0.07                                                                          $     1.05
                                     ===========                                                                         ==========

 Net income per share- diluted       $     0.05                                                                          $     0.87
                                     ===========                                                                         ==========


                     Energy Services of America Corporation
                          ST Pipeline, Inc./C.J. Hughes
                     Notes to Pro Forma Financial Statements

Note 1 - Description of Transactions and Basis of Presentation

         The proforma information reflects the transactions as if they were completed as of June 30, 2008 and for the nine months then ended. The acquisitions will be accounted for as acquisitions by Energy Services of ST Pipeline and of C.J. Hughes. Accordingly, the assets and liabilities of ST Pipeline and C.J. Hughes will be recorded at their respective fair values on the date the acquisitions are completed. The pro forma adjustments included herein are subject to change as additional information becomes available and additional analyses are performed.

         The unaudited pro forma condensed combined consolidated financial statements have been prepared to reflect the 1,622,456 shares of stock redeemed in accordance with shareholder elections.

Note 2 - Purchase Price and Preliminary Purchase Price Allocation

ST Pipeline

         The total consideration paid for ST Pipeline is up to $19.0 million in cash, less $400,000 of assets to be distributed, and plus $600,000 in purchase price adjustment for taxes due by ST Pipeline shareholders attributable to the tax election made by ST Pipeline and Energy Services, for a total purchase price of $19.2 million.

         For purposes of these pro forma financial statements, Energy Services is allocating, of the total purchase price of $19.2 million plus $315,000 of acquisition costs, $23.2 million to current assets, $10.3 million to fixed assets, $100,000 to other assets and $6.1 million to goodwill. Energy Services will also assume $20.1 million of liabilities of ST Pipeline.

         The estimated goodwill of $6.1 million resulting from the $19.2 million purchase of ST Pipeline is a result of the analysis of the historical operating performance of ST Pipeline as an indication of future cash flows, and also the risks associated with those cash flows. The operating results for 2007 were the result of one large contract totaling $92 million, which was 3.8 times larger than any previous contract performed, and accounted for 92% of 2007 revenue. It is not anticipated that either contracts of this size or the level of revenue realized in 2007 will recur. Factors contributing to the determination of goodwill include the historical operating performance of the company in 2006 and prior years and the outlook for future earnings and ST Pipeline's reputation and existing workforce. Mitigating factors that were considered include the fact that ST Pipeline primarily services one segment of the pipeline business, concentrating in the repair and construction of transmission lines that carry natural gas from location to location rather than to the ultimate consumer. The demand for transmission lines is dependent on the demand for increased production and delivery capacity, which can vary greatly. Additional mitigating factors included dependency on its owner for management. The dividends payable to the owner prior to closing of a significant portion of 2007 earnings and substantially all of 2008 earnings is not considered a negative factor. ST Pipeline will continue to have equity in excess of $9 million, which together with its access to credit and cash flow generated should be adequate for its anticipated level of operations.

         The purchase price allocation did not result in the recognition of other identifiable intangible assets. ST Pipeline was not determined to have trademarks or other marketing related intangible assets. Additionally, no customer related or contract related intangible assets were identified. It is not anticipated that any material identifiable intangible assets will be recorded in the final purchase price allocation.

C.J. Hughes

         The total consideration paid for C.J. Hughes is $34.0 million plus $315,000 of acquisition costs, payable in $17.0 million of cash and 2,964,763 shares of Energy Services common stock valued at $17.0 million.

         For purposes of these pro forma financial statements, Energy Services is allocating, of the total purchase price of $34.0 million, $26.9 million to current assets, $14.0 million to fixed assets and $27.6 million to goodwill. Energy Services also assumed $32.4 million of liabilities of C.J. Hughes and recorded $1.8 million in deferred tax liabilities related to the purchase accounting adjustments.

         The estimated goodwill of $27.6 million resulting from the $34.0 million purchase of C.J. Hughes is a result of the analysis of the historical operating performance of C.J. Hughes as an indication of future cash flows, and also the risks associated with those cash flows. The operating results for 2007 were considered to be indicative of future operating performance, and contained only partial year results for Nitro Electric. In contrast to ST Pipeline, C.J. Hughes services both the distribution and transmission segments of the pipeline industry. C.J. Hughes installs water, sewer, and gas lines, as well as performs pipeline work at industrial plants. Although the average contract size is smaller than that for transmission lines, the demand is steadier and contracts are considered to have less risk. Similarly, the Nitro Electric division provides electrical contracting services to both industrial and commercial customers. Their services include the installation and repair of electrical systems for their customers and include wiring, piping, testing and equipment installation. Other factors considered in the determination of the purchase price and resultant goodwill were the experienced management team at C.J. Hughes, the seasoned workforce and the length of time that C.J. Hughes has served its markets, as well as its reputation in the market. C.J. Hughes has developed an infrastructure (people and equipment) that has enabled it to manage its recent substantial growth, and is well positioned to continue that growth in the future.

         C.J. Hughes purchased certain assets of Nitro Electric, principally fixed assets and the franchise base, in May 2007 for $2.7 million. At that time the ownership of Nitro Electric had ceased to pursue new work and was in the process of terminating the business. The management of C.J. Hughes, together with the retained management of Nitro Electric, was able to recapture the markets previously serviced by Nitro Electric as well as expand into new areas, including working in conjunction with C.J. Hughes' customer base and on joint projects with C.J. Hughes. This aggressive strategy greatly enhanced the overall value of C.J. Hughes and its prospects for future earnings.

         The debt of C.J. Hughes is a result of the expansion of the business and the funding of greatly increased accounts receivable levels, and is not considered excessive considering the company's cash flow and resources. The dividends to be paid of 50% of the profits of C.J. Hughes prior to closing are largely in lieu of payments for income taxes and are not considered a negative factor.

         The purchase price allocation did not result in the recognition of other identifiable intangible assets. C.J. Hughes was not determined to have trademarks or other marketing related intangible assets. Additionally, no customer related or contract related intangible assets were identified. It is not anticipated that any material identifiable intangible assets will be recorded in the final purchase price allocation.

Note 3- Pro Forma Balance Sheet Entries

ST Pipeline

(1) This entry is to reflect the withdrawal by the shareholders of ST Pipeline prior to closing of (a) the income of ST Pipeline for 2007, net of $4.2 million retained and (b) 95% of the 2008 net income of ST Pipeline through the month end prior to closing, and net of $18.4 million of previous withdrawals, of $10.5 million. Should there not be enough cash in the in the company at the time of closing, the deficiency would become a notes payable of the company to be paid as accounts receivables are collected and therefore would be of a short term nature. Since the anticipated withdrawal would exceed the amount of cash of $0.5 million at June 30, 2008, the remaining $10.0 million is treated as a short-term noninterest bearing note payable.

(2)       [Intentionally omitted]

(3) This entry is to reflect the anticipated $4.6 million markup to fair value of equipment at ST Pipeline based upon an evaluation of current market prices for replacement equipment of similar age and condition. As a result of the tax election to treat the acquisition of ST Pipeline as a purchase of assets, Energy Services will have a tax basis in the assets acquired and liabilities assumed equal to their fair value. Therefore, no deferred tax assets or liabilities are created.

(4) This entry is to reflect the elimination of the existing equity accounts for ST Pipeline, to reflect the payment of $16.2 million out of the Trust account to the shareholders of ST Pipeline and $83,000 for transaction costs as well as setting up a note payable for $3.0 million for the remaining balance due the shareholders of ST Pipeline and to recognize projected goodwill of $6.1 million to be created from this transaction. The note payable to ST Pipeline Shareholders includes the $1.0 million of contingent payments as the project involving that payment is now completed and the conditions for payment have been satisfied.

C.J.      Hughes

(5) This entry is to reflect the anticipated withdrawal of $1.8 million from retained earnings of C.J. Hughes to distribute to shareholders of C.J. Hughes for payment of estimated 2007 and 2008 S-Corporation taxes. At June30, 2008, the cash available for distribution is $4.4 million. Therefore, the entire distribution is reflected as a reduction in cash.

(6) This entry is to reflect the anticipated $4.6 million adjustment to fair value of the fixed assets at C.J. Hughes based upon an assessment of the value of the majority of the equipment and the estimated value of the remaining equipment two years old or less based on purchase price. An adjustment has been made to record the deferred tax liability of $1.8 million related to this fixed asset adjustment.

(7) This entry is to reflect the elimination of existing equity accounts at C.J. Hughes, the payment of $17,000,000 in cash to those shareholders out of the trust account, the payment of $83,000 in transaction costs, the anticipated issuance of 2,964,763 shares of Energy Services stock valued at $17.0 million to the shareholders of C.J. Hughes and to reflect the anticipated goodwill of $27.6 million to be created from this transaction.

Other Pro Forma Adjustments

(8) This entry is to reflect the 1,622,456 shares redeemed per the election of those shareholders.

(9)       [Intentionally omitted]

(10) This entry reflects the anticipated removal of the remaining cash from the trust of $7.3 million.

(11) This entry is to reflect the payment to the underwriter of the deferred fees, net of pro rata payment for shareholder redemption, of $1.0 million.

(12) This entry is to reflect the repayment of the $150,000 advance by Marshall T. Reynolds.

Note 4- Pro Forma Income Statement Entries

(1) These entries are to reflect the adjustment to depreciation expense based on depreciating the fair value of the equipment over its estimated remaining life of 5 years. These amounts were determined by dividing the adjustments to fixed assets number 3 on the pro forma balance sheet for ST Pipeline ($4,649,257) and number 6 on the pro forma balance sheet adjustments for C.J. Hughes ($4,582,845) by the remaining life of 5 years. For the nine-months ended June 30, 2008, the proportionate amount of the yearly total was used.

(2) These entries reflect the loss of investment income on the anticipated cash payments to be made to the shareholders of ST Pipeline of $16,299,615 (see Pro Forma Balance Sheet adjustment 4) and C.J. Hughes of $17,083,169 (see Pro Forma Balance Sheet adjustment 7). These amounts also include $83,169 for each company in unpaid transaction costs. Rates used for that calculation were based upon actual yields on the fund of 3.69% for the nine-months ended June 30, 2008.

(3) These entries are to reflect the added interest costs relating to the $3.0 million notes anticipated to be issued to the shareholders of ST Pipeline. Those notes will carry an interest rate of 7.50%.

(4) These entries are to reflect the anticipated added tax liabilities that would have been created had ST Pipeline and C.J. Hughes been C Corporations for tax purposes. The calculations were made using a projected combined Federal and State income tax rate of 40% as applied to the pre tax income for each entity for the appropriate periods.

(5) These entries are to reflect the lost investment income from the 1,622,456 Energy Services shares redeemed per the election of those shareholders. The amounts for this adjustment are calculated by multiplying the redemption values times the trust fund yields for the nine months ended June 30, 2008. Taxes were calculated on these amounts at a combined Federal and State rate of 40%.